Exhibit 10.8
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT is made and entered into effective as of                , 2026, (“Agreement”), by and between Weatherford International Corp, a Delaware corporation (the “Company”), and             , a [member of the Board of Directors/an officer] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering indemnification and advancement of Expenses (as defined herein).
RECITALS
WHEREAS, pursuant to a scheme of arrangement transaction (the “Scheme”) between Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), and the Company, certain assets and liabilities of Weatherford Ireland have been transferred and assigned to and assumed by the Company with the Company as successor in interest to Weatherford Ireland; and
WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly skilled and competent persons have become more reluctant to serve publicly held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and
WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws”) require and permit, and the Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) permits, as applicable, indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that agreements may be entered into between the Company and its directors, officers, and other persons with respect to indemnification and advancement of expenses; and
WHEREAS, uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons; and
WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and
WHEREAS, this Agreement is a supplement to, and in furtherance of, the Bylaws, the Certificate of Incorporation and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder; and
WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Certificate of Incorporation, and available insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as [a/an] [director/executive officer] without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.    Services by Indemnitee. Indemnitee agrees to serve as [a/an] [director/officer] of the Company and/or its subsidiaries. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment agreement between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.
Section 2.    Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, the Company will indemnify Indemnitee to the fullest extent permitted by law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 3.    Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 3 related to any claim, issue, or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, a court of competent jurisdiction or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the fullest extent permitted by law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee, to the fullest extent permitted by law, against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section 4 and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue, or matter.
Section 5.    Indemnification for Expenses of a Witness. To the fullest extent permitted by law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate or provide information.
Section 6.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any Proceeding, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
Section 7.    Additional Indemnification. Notwithstanding any limitation in Sections 2, 3, or 4 of this Agreement, the Company will indemnify Indemnitee to the fullest extent permitted by law (including but not limited to, the DGCL and any amendments to or replacements of the DGCL adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers, directors, employees or Agents) if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).
Section 8.    Exclusions. Notwithstanding any provisions in this Agreement, the Company is not obligated under this Agreement to indemnify the Indemnitee for:
(a)any amount actually paid to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(c)any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(d)any Proceeding initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides indemnification, in its sole discretion, pursuant to the powers vested in the Company under law, (iii) otherwise required to be made under Section 13, or (iv) otherwise required by law; or
(e)any Proceeding, or any part of any Proceeding, if prohibited by law.
Section 9.     Notice by Indemnitee; Procedure for Notification of Claim for Indemnification or Advancement of Expenses.
(a)Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.
(b)Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement. The Company will be entitled to participate in the Proceeding at its own expense.
(c)The Company will not settle any Proceeding (in whole or in part) if such settlement would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee in respect of which Indemnitee is not entitled to be indemnified hereunder without Indemnitee's prior written consent, not to be unreasonably withheld.
(d)The Company will not be liable under this Agreement to indemnify Indemnitee for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, not to be unreasonably withheld; provided, that if a Change in Control has occurred, the Company will be liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding if such settlement has been approved by Independent Counsel selected in the manner provided in Section 10(b), mutatis mutandis. Neither the Company nor Indemnitee will unreasonably withhold any consent required under this Section 9(d).
Section 10.    Procedure Upon Application for Indemnification.
(a)Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

(i)by a majority vote of the Disinterested Directors, even if less than a quorum of the Board;
(ii)by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even if less than a quorum of the Board;
(iii)if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or
(iv)if so directed by the Board, by a majority vote of the stockholders of the Company, present in person or by proxy at a meeting of stockholders at which a quorum is present.
(b)If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made as set forth in Section 10(a)).
(c)The party selecting Independent Counsel pursuant to Section 10(a)(iii) or (b) of this Agreement will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 17 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(b) of this Agreement, Independent Counsel has not been selected or, if selected, any objection to such selection has not been resolved, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13 of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(d)Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within thirty (30) days after such determination.
Section 11.    Presumptions and Effect of Certain Proceedings.
(a)In making a determination with respect to entitlement to indemnification under this Agreement, the person, persons, or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(b) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper under the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)If the determination of Indemnitee’s entitlement to indemnification has not been made pursuant to Section 10 of this Agreement within sixty (60) days after receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 9(b) of this Agreement (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification absent (x) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (y) a prohibition of such indemnification under applicable law. The Determination Period will not apply (A) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(a)(iv) of this Agreement, provided that (1) within fifteen (15) days after receipt by the Company of the request for such determination, the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (2) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat; or (B) if the determination of entitlement to indemnification is to be made by Independent Counsel, provided that if the parties are unable to agree upon Independent Counsel within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification, either party may petition a court of competent jurisdiction for appointment of Independent Counsel, and such court appointment shall be completed within thirty (30) days of the petition; if the court does not appoint Independent Counsel within such period, or if Independent Counsel has not rendered a determination within thirty (30) days after appointment, Indemnitee shall be deemed entitled to indemnification as provided in this Section 11(b).
(c)The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on (i) the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, (iii) the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or (iv) information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 11(d) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(e)The knowledge and/or actions, or failure to act, of any other person affiliated with the Company or an Enterprise (including, but not limited to, a director, officer, trustee, partner, manager managing member, Agent or employee) may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.
Section 12.    Advancement of Expenses. The Company will advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with:
(a)Any Proceeding (or any part of any Proceeding) not initiated by Indemnitee; or
(b)Any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a Proceeding initiated pursuant to Section 13 of this Agreement, or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation.
The Company will advance the Expenses within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of any Proceeding eligible for advancement of expenses. Such statement or statements shall reasonably evidence the Expenses incurred by, or disbursements required of, Indemnitee in connection therewith. The Indemnitee’s execution and delivery to the Company of this Agreement shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced by the Company pursuant to this Agreement, if and only to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Any advances and undertakings to repay pursuant to this Agreement shall be unsecured and interest free.
Section 13.    Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses.
(a)Indemnitee shall be entitled to apply to a court of competent jurisdiction to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 12 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to

Section 10 of this Agreement within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 4 or 5 or the second to last sentence of Section 10(d) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 2, 3, 6, or 7 of this Agreement within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder.
(b)Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, such award to be made within sixty (60) days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.
(c)If a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 will be conducted in all respects as a de novo trial on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 10 of this Agreement.
(d)If a determination is made pursuant to Section 10, or deemed to have been made pursuant to Section 11(b), of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13 unless (i) a misstatement of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitee’s request for indemnification, or (ii) the Company is prohibited from indemnifying Indemnitee under applicable law.
(e)The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and will stipulate in any such court that the Company is bound by all the provisions of this Agreement.
(f)It is the intent of the Company that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation, arbitration or otherwise, because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee under this Agreement. The Company, to the fullest extent permitted by law, will (within twenty (20) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with a Proceeding concerning this Agreement, Indemnitee’s other rights to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that Indemnitee’s claims in such action were made in bad faith or frivolous, or that the Company is prohibited by law from indemnifying Indemnitee for such Expenses.
Section 14.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of the board of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. No amendment to the Company’s Certificate of Incorporation, Bylaws, or any other agreement shall adversely affect or limit the rights of Indemnitee under this Agreement. For the avoidance of doubt, the adoption or application of any compensation recoupment or clawback policy shall not limit or restrict the Company’s advancement obligations under this Agreement unless required by applicable law, regulation or stock exchange listing requirement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, the Certificate of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.
(b)In addition to all other obligations hereunder and without limiting any rights of Indemnitee hereunder subject to Section 8, the Company expressly agrees to, and hereby assumes, all indemnification, advancement of Expenses and/or all other obligations of Weatherford Ireland to Indemnitee in existence immediately prior to the effectiveness of the Scheme, pursuant to, and upon the terms of, the provisions set forth in any then existing deed of indemnification to which Weatherford Ireland is bound and in the constitution, memorandum of association and articles of association of Weatherford Ireland as then in effect and applicable without regard to the effectiveness of the Scheme.
(c)The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more other Persons with whom or which Indemnitee may be associated. The relationship between the Company and such other Persons, other than an Enterprise, with respect to Indemnitee’s rights to indemnification, advancement of Expenses, and insurance is described by this subsection, subject to the provisions of subsection (d) of this Section 14 with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise.
(i)The Company further acknowledges and agrees that:
A.the Company’s obligations to Indemnitee are primary and any obligation of any other Persons, other than an Enterprise, are secondary (i.e., the Company is the indemnitor of first resort) with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding;
B.the Company is primarily liable for all indemnification or advancement of Expenses obligations for any Proceeding, whether created by law, the Bylaws, the Certificate of Incorporation, agreement (including this Agreement) or otherwise;
C.any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the Company’s obligations; and
D.the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or an insurer of any such Person.
(ii)The Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated (and their insurers) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement, and (B) any right to participate in any claim or remedy of Indemnitee against any Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.
(iii)In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance Expenses to any other Person with whom or which Indemnitee may be associated.
(iv)Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.
(d)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or Agents of the Company, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or Agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(e)    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee; provided, however, that notwithstanding the foregoing, the Company shall promptly advance Expenses to Indemnitee in accordance with Section 12 of this Agreement without regard to whether Indemnitee has first sought advancement from the Enterprise. Notwithstanding the foregoing, the Company shall be the indemnitor of first resort with respect to any Enterprise over which the Company has majority ownership or control. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to, or arising from, Indemnitee’s Corporate Status with such Enterprise.
(f)    In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or its insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
Section 15.    Contribution. To the fullest extent permissible under law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and Agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 16.    Duration of Agreement. This Agreement shall apply with respect to Indemnitee’s Corporate Status prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to occupy such positions(s). This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger of operation of law) and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, estate, heirs, devises, executors, administrators or other legal representatives. The Company shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement supersedes any prior indemnification arrangement between the Company (or its predecessor) and Indemnitee.
Section 17.    Definitions. For purposes of this Agreement:

“Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.
A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:
(a)Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
(b)Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
(c)Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
(d)Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
(e)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
(f)For purposes of this definition, the following terms have the following meanings:
(i)“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ii)“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
“Corporate Status” means the status of a person who is or was acting as a director, officer, employee or Agent of the Company or an Enterprise.
“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.
“Enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee or Agent.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts, consultants, and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, imaging costs, telephone charges, postage, delivery service fees, filing fees, costs of any investigation, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, and all other disbursements, obligations, or expenses of the types customarily incurred in connection with preparing for or participating in a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 13(f) of this Agreement only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
“Independent Counsel” means a law firm or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years prior to its selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.
“Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry,

subpoena, interview, request for information or document production, administrative or legislative hearing, regulatory examination, or other actual, threatened or completed proceeding (formal or informal), and any appeal therefrom, whether civil, criminal, administrative, legislative, regulatory, or investigative in nature, in which Indemnitee was, is, or will be involved as a party, potential party, non-party witness, or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation Indemnitee believes in good faith may lead to, or culminate in, the institution of a Proceeding.
Section 18.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 19.    Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification and advancement of Expenses in excess of that expressly provided, without limitation, by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors, or applicable law.
Section 20.    Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee, or Agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as director, officer, employee, or Agent of the Company. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors’ and officers’ insurance maintained by the Company, and applicable law, is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.
Section 21.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) the court or arbitrator holding such provision or provisions to be invalid, illegal or unenforceable, or any other court of competent jurisdiction or arbiter, shall be empowered upon the request of either party hereto to reform such provision or provisions to give effect as nearly as possible to the intent manifested by such provision or provisions to the fullest extent allowed by law, and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 22.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(i)If to Indemnitee, to the address set forth below his or her signature.
(ii)If to the Company to:
Weatherford International Corp
2000 Saint James Place
Houston, Texas 77056
Attn: General Counsel
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
Section 23.    Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
Section 24.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 25.    Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
WEATHERFORD INTERNATIONAL CORP

By:
Name:
Title:

[Name]

Address: